UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 2008

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

1-43 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

In October 2005 Delphi Corporation (“Delphi”), General Motors Corporation’s largest supplier, filed a petition for Chapter 11 proceedings under the U.S. Bankruptcy Code. On September 26, 2008, the United States District Court for the Southern District of New York entered an order approving the implementation of an Amended and Restated Global Settlement Agreement, including the First Amendment to the Amended and Restated Global Settlement Agreement (the “Amended GSA”) and an Amended and Restated Master Restructuring Agreement (the “Amended MRA”) each dated as of September 12, 2008 between General Motors Corporation (the “Corporation”) and Delphi. The Amended GSA amends the Second Restated First Amendment to the Global Settlement Agreement between the Corporation and Delphi, dated as of December 5, 2007. The Amended MRA amends the Second Restated First Amendment to the Master Restructuring Agreement between the Corporation and Delphi, dated as of December 5, 2007. In connection with the Amended GSA, the Corporation and Delphi also reached agreements with each of Delphi’s unions regarding the freeze of the Delphi Hourly-Rate Employees Pension Plan (Delphi HRP), the cessation by Delphi of post-retirement health care and life insurance (“OPEB”) effective January 1, 2009 for Delphi hourly union represented employees and retirees, transfers pursuant IRS Code Sec. 414(l) of certain assets and liabilities from the Delphi HRP to the GM Hourly-Rate Employees Pension Plan as described below, the implementation of the Benefit Guarantee Term Sheets attached to the Memorandum of Understanding Delphi Restructuring negotiated with each respective Delphi union in 2007, and the release of the Corporation and Delphi by the unions and their members and retirees from claims related to such matters. The Amended GSA and Amended MRA became effective on September 29, 2008.

Amended GSA

The Amended GSA is intended to resolve outstanding issues between the Corporation and Delphi that have arisen or may arise before Delphi’s emergence from Chapter 11. The more significant items in the Amended GSA include the Corporation’s commitment to:

☐	Reimburse Delphi for OPEB paid to certain of Delphi’s hourly retirees from January 1, 2007 until OPEB is ceased after which the Corporation will assume responsibility for OPEB going forward;
☐	Reimburse Delphi for the “normal cost” of credited service in Delphi’s pension plan between January 1, 2007 and the date its pension plans are frozen;
☐	Increase the Corporation’s net pension assumption obligations to Delphi from $1.5 billion to substantially all of Delphi’s HRP executed in two transfers as described below;
☐

Under IRS Code Sec. 414(l), transfer approximately $2.1 to 2.4 billion of the net pension assumption liability on September 29, 2008 (the “First Hourly Pension Transfer”) and remaining approximately $1 billion upon Delphi’s substantial consummation of Delphi’s plan of reorganization consistent with the Amended GSA and Amended MRA (amount may increase or decrease depending on, among other things, the performance of pension plan assets);

☐	Reimburse Delphi for certain amounts of retirement incentive, buyout and U.S. buydown payments made to certain hourly employees of Delphi; and
☐	Release of any Delphi related parties from any claims of any Corporation related parties upon effectiveness of the Amended GSA.

Pursuant to the Amended GSA, the Corporation will receive certain claims, distributions and releases including the following:

☐

An administrative claim regarding the First Hourly Pension Transfer of between $1.6 and $1.9 billion, of which the general unsecured creditors and the Corporation will share equally up to only the first $600 million in recoveries;

☐

An administrative claim for approximately $2.055 billion for the total hourly plan transfer (inclusive of the administrative claim for the First Hourly Pension Transfer above) to be paid in preferred stock upon substantial consummation of Delphi’s plan of reorganization in which Delphi emerges with its principal core businesses, Delphi’s exit financing does not exceed $3.0 billion (plus a revolving credit facility), and no equity securities are issued that are senior to or pari passu with the preferred stock issued to the Corporation;

☐

A general unsecured claim in the amount of $2.5 billion that is subordinated until general unsecured creditors receive recoveries equal to 20% of their general unsecured claims after which the Corporation receives 20% of its general unsecured claim in preferred stock, with any further recovery shared ratably between the Corporation and unsecured creditors;

☐	Release of any Corporation related parties from any claims of Delphi related parties upon the effective date of the Amended GSA;
☐	Release of the Corporation from any employee benefit related claims of Delphi’s unions and hourly employees upon the effective date of the Amended GSA;
☐

Withdrawal with prejudice of Delphi’s complaint against GM related to the spin-off of Delphi from the Corporation filed under seal on October 5, 2007, within ten days of the effective date of the Amended GSA; and

☐	Delphi to procure third party releases for the Corporation as part of Delphi’s plan of reorganization upon the plan’s substantial consummation.

Amended MRA

The Amended MRA is intended to govern certain aspects of the Corporation’s commercial relationship with Delphi after it emerges from Chapter 11. The more significant items in the Amended MRA include the Corporation’s commitment to:

☐

Award certain future product programs to Delphi, provide Delphi with ongoing preferential sourcing opportunities for other product programs, eliminate certain previously agreed upon price-downs, and restrict the Corporation’s ability to re-source certain production to alternative suppliers;

☐	Reimburse certain U.S. hourly costs incurred to produce systems, components and parts for the Corporation from October 1, 2006 through September 14, 2015 at certain U.S. facilities owned by Delphi;
☐

Reimburse Delphi’s cash flow deficiency attributable to production at certain U.S. facilities that continue to produce systems, components and parts for the Corporation until the facilities are either closed or sold by Delphi;

☐	Guarantee a minimum recovery of the net working capital that Delphi has invested in certain businesses held for sale;
☐	Pay Delphi annually $110 million in 2009 and 2010 in quarterly installments in connection with certain U.S. facilities owned by Delphi;
☐	Temporarily accelerate payment terms for Delphi’s North American business upon substantial consummation of its plan of reorganization, until 2012; and
☐

Beginning January 1, 2009, reimburse Delphi for actual cash payments for workers compensation, disability, supplemental employment benefits and severance obligations for all current and former UAW-represented hourly active and inactive employees.

Pursuant to the Amended MRA, the Corporation will receive certain benefits, including the following:

☐	Delphi will assume or reinstate, as applicable, certain agreements with the Corporation, including certain agreements related to the spin-off, and all ordinary course agreements;
☐

Delphi agreed to guarantee the performance of the subsidiary which will assume all the Corporation’s supply contracts and purchase orders and to which the Corporation will issue new purchase orders, provided the Corporation is not in material breach of its obligations under the Amended MRA, and to maintain ownership of such subsidiary with certain limited exceptions; and

☐	Delphi and the Corporation will enter into an access rights agreement covering four Delphi U.S. manufacturing facilities consistent with the term sheet exhibit to the Amended MRA.

As a result of the implementation of the Amended GSA and the Amended MRA, the Corporation will pay approximately $1.2 billion in the quarter ended September 30, 2008. Additionally, with respect to the Warranty Settlement Agreement the Corporation and Delphi entered into in August 2007, the Corporation has waived all Delphi cash payment obligations under such agreement.

The foregoing descriptions of the Amended GSA and Amended MRA do not purport to be complete and are qualified in their entirety by the provisions of the Amended GSA and Amended MRA, which will be filed with the Corporation’s quarterly report for the quarter ended September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: October 3, 2008	By:	/s/NICK S. CYPRUS Nick S. Cyprus Controller and Chief Accounting Officer